O TSE & Co.
謝延豐律師行

In association with Messrs. Cheung, Chan & Wong, Solicitors, Messrs. Khoo & Co., Messrs. W. Y. Ku & Co. and Messrs. Michael Ngai & Co.

Principal

O Tse
謝延豐律師

Consultant

Genevieve Ku
古穎欣律師

Julie Lo
盧玉如律師

Michael Ngai
倪子軒律師

Alex Kwong
鄺家皜律師

Associate

Kennex Chan
陳奕勤律師

Kay Chan
陳智灝律師

Nicole Sze-to
司徒晴律師

Jason Wong
黃文俊律師

Enoch Chung
鍾以諾律師

Our Ref 38/102/210914005/38

Date 28 March 2023

Your Ref

Wang & Lee Group, Inc.
5/F Wing Tai Factory Building
3 Tai Yip Street
Kwun Tong
Kowloon
Hong Kong
Attention: The Board of Directors

STRICTLY PRIVATE AND CONFIDENTIAL

Dear Sirs,

Re: Consent of Legal Opinion on Registration Statement on Form F-1 of Wang & Lee Group, Inc. (the "Company")

We refer to the legal opinion incorporated in Amendment No.12 to the Registration Statement on Form F-1 ("**Registration Statement**") of the Company dated the date hereof.

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Registration Statement, with the inclusion therein of our name, our opinion, and the references thereto in the form and context in which they respectively appear in the Registration Statement.

Yours faithfully

O Tse & Co.

O Tse & Co.

Principal

O Tse
謝延豐律師

Consultant

Genevieve Ku
古穎欣律師

Julie Lo
盧玉如律師

Michael Ngai
倪子軒律師

Alex Kwong
鄺家皜律師

Associate

Kennex Chan
陳奕勤律師

Kay Chan
陳智灝律師

Nicole Sze-to
司徒晴律師

Jason Wong
黃文俊律師

Enoch Chung
鍾以諾律師

Wang & Lee Group, Inc.
5/F Wing Tai Factory Building
3 Tai Yip Street
Kwun Tong
Kowloon
Hong Kong

Date: 28 March 2023

Dear Sirs,

Re: Legal Opinion on Certain Hong Kong Legal Matters (the "Matter")

We are qualified lawyers of the Hong Kong Special Administrative Region of the People's Republic of China (**"Hong Kong"**) and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

We were engaged as Hong Kong counsel to Wang & Lee Group, Inc. (the "**Company**"), a company incorporated under the laws of the British Virgin Islands and limited by shares, and its subsidiary established in Hong Kong in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**"), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder (the "**Rules**"), relating to the initial public offering (the "**Offering**") by the Company of its Ordinary Shares (the "**Ordinary Shares**") and listing of the Company's Ordinary Shares on the NASDAQ Capital Market (the "**NASDAQ**") as well as the resale of Ordinary Shares by certain Selling Shareholders named therein. We have been requested to give this Opinion as to the matters set forth below.

A. Assumptions

For the purpose of giving this opinion, we have examined copies of due diligence documents provided by Wang & Lee Group, Inc. and Wang & Lee Contracting Limited (the "**HK Subsidiary**"), and obtained other relevant documents as we deemed necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon statements issued or made by, among others, appropriate representatives of the Company or the HK Subsidiary.

In rendering this opinion, we have assumed without independent investigation the following (the "**Assumptions**"):-

(i). All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorised by such party to execute the same, all documents (the "**Documents**") submitted to us in relation to the Matter as originals (if any) are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii). Each of the parties (other than the HK Subsidiary) to the Documents, (a) if a legal person or other entity, is duly organised and is validly existing in good standing under the laws of its jurisdiction of organisation and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organisation or incorporation or the laws that it/she/he is subject to;

(iii). The Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocations or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(iv). The accuracy and completeness of all factual representations, whether via oral or written instructions, provided by the Company and/or the HK Subsidiary to us;

(v). The information disclosed by company searches and/or other public searches in Hong Kong are accurate and complete as at the time of this Opinion and conforms to records maintained by the Company and/or the HK Subsidiary, and that such searches would not fail to disclose any information which had been filed with or delivered to the Hong Kong Companies Registry and/or the relevant bodies but had not been processed at the time when the relevant searches were conducted;

(vi). The laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(vii). The instructions and information provided by the Company and/or the HK Subsidiary are true and accurate to our best belief; and

(viii). There has been no change in the information contained in the latest records of the Company and the HK Subsidiary and/or any other relevant company under the Hong Kong Companies Registry made up to the issuance of this opinion;

B. Opinions

Subject to the Assumptions and Qualifications (defined below), we are of the opinion that:-

(i). The HK Subsidiary is validly existing and in good standing under the laws of Hong Kong. No material non-compliance with the laws of Hong Kong has been found in respect of the HK Subsidiary's business operations based on various searches and enquiries made with relevant governmental and regulatory authorities which would materially and adversely affect the HK Subsidiary's business operations. Based on the public searches conducted and the HK Subsidiary's confirmation dated 6 January 2022 and 28 March 2023, the HK Subsidiary is not involved in any material legal proceedings or any legal, governmental, arbitrative proceedings, actions, decisions, demands or orders before any competent court, government agency or arbitration body in Hong Kong;

(ii). Based on the corporate documents provided to us, the allotment and issue of shares of the HK Subsidiary effected prior to this date are valid and legal, and there are no liens, charges and encumbrances on such shares.

(iii). The courts of Hong Kong may recognise and enforce judgments made by courts in other jurisdictions pursuant to statutory schemes including the *Mainland Judgments (Reciprocal Enforcement) Ordinance* (Cap 597) in relation to judgments in civil and commercial matters made by courts in the People's Republic of China, and the *Foreign Judgments (Reciprocal Enforcement) Ordinance* (Cap. 319) in relation to judgments in civil and commercial matters made by courts in other specified jurisdictions, as well as under common law principles;

(iv). The statements set forth in the Registration Statement under the caption "Regulations" and "Enforceability of Civil Liabilities", insofar as such statements purport to describe or summarise Hong Kong legal matters currently in effect at the date of this opinion stated therein as at the date hereof, are true and accurate in all material respects, and represent a fair and accurate summary in all material respects of the Hong Kong legal matters stated therein as at the date hereof; and

(v). The statements set forth in the Registration Statement under the caption "HK SAR Taxation" are true and accurate in all material respects and that such statements constitute our opinions.

C. Qualifications

The opinion expressed above is subject to the following qualifications ("**Qualifications**"):-

(i). Our opinion is limited to the laws of Hong Kong and of general application on the date hereof. We have not made investigation of, and do not express or imply any view on, the laws of any jurisdiction other than Hong Kong, and accordingly express or imply no opinion, whether directly or indirectly, on the laws of any jurisdiction other than Hong Kong;

(ii). The laws of Hong Kong referred to herein are the laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii). Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(iv). This opinion is issued based on the laws of Hong Kong that are currently in effect. For matters which are not explicitly provided for under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(v). We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the HK Subsidiary, relevant governmental and regulatory authorities, and public searches conducted in Hong Kong and such matters of facts and the legal conclusions drawn therefrom are subject to any limitation, disclaimers or qualifications therein, and that they are further subject to and limited by the documents and information made available to us, including without limitation the HK Subsidiary's internal records, employment records, corporate records, and other documents which may not be a complete and accurate representation or record of the matters contained therein.

(vi). This opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of this opinion should not be read independently;

(vii). This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein; and

(viii). As used in this opinion, the expression "to our best knowledge" or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on the Matter for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and/or the HK Subsidiary or the rendering of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

O Tse & Co.

O Tse & Co.

O TSE & CO. 謝延豐律師行